EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                          CONTINGENT PROMISSORY NOTE

$1,250,000                                                      April 1, 2007

     THIS CONTINGENT PROMISSORY NOTE ("Note") is issued pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of April 1, 2007, by and among OPTIMA TECHNOLOGIES, LLC, a Delaware limited liability company ("Maker"), OPTIMA TECHNOLOGIES, L.L.C., a Nevada limited liability company ("Payee"), and certain other parties (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     1. Obligation. For value received, Maker hereby promises to pay to the order of Payee the principal sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), subject to adjustment as provided in Section 6 hereof and to offset as provided in Section 8 hereof, together with interest (at the rate set forth below) on the unpaid principal balance of this Note.

     2. Maturity Date. The term of the Note shall be thirty (30) months, beginning with the date of this Note and ending on October 1, 2009 (the "Maturity Date").

     3.   Interest Rate.

          (a) Standard Rate. The interest rate on the unpaid principal during the term of this Note shall be seven percent (7%).

          (b) Default Rate. Notwithstanding Section 3(a) hereof, while an Event of Default (as defined below) exists or after acceleration, Maker shall pay interest on the principal amount of all outstanding obligations of Maker under this Note, at the lower of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by law.

          (c) Computations. All computations of interest shall be made on the basis of a year of three hundred and sixty-five (365) days. Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof.

          (d) Usury. If performance of or compliance with any provision of this Note or in any instrument now or hereafter securing or guaranteeing this Note results in Payee receiving interest in an amount which would exceed the maximum rate allowed by law, the amount of such interest which exceeds such lawful limits shall be applied to the reduction of the unpaid principal balance and not to the payment of interest. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate of interest permitted under applicable law, Payee and Maker shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) allocate and "spread" the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

     4.   Payment.

          (a) Scheduled Monthly Installments. This Note shall be payable in monthly installments of principal and interest in the amount of Forty-nine Thousand Five Hundred Three Dollars ($49,503),subject to adjustment as provided in Section 6 hereof and to offset as provided in Section 8 hereof. Installment payments shall be due on the first day of each month with the first such installment payment due and payable on May 1, 2007.

          (b) Scheduled Maturity Payment. The unpaid principal balance and all accrued and unpaid interest on this Note shall be due and payable on the Maturity Date.

          (c) General. All payments due hereunder shall be made in lawful money of the United States of America to Payee via electronic funds transfer directly to the account specified by Payee, or such other person or at such other place as Payee may from time to time designate in writing to Maker.
All payments shall be made no later than 5:00 p.m. (Eastern Time) on the date specified herein. Any payment received by Payee later than 5:00 p.m. (Eastern Time) shall be deemed to have been received on the following business day and any applicable interest or fee shall continue to accrue. Whenever any payment is due on a day other than a business day, such payment shall be made on either (i) the previous business day, or (ii) the following business day, and such extension of time shall in such case be included in the computation of interest.

          (d) Prepayments. There shall be no penalty for prepayment; provided, however, that any prepayment of less than all of the principal and accrued interest shall shorten the term of this Note and not reduce the amount of any installment otherwise becoming due after the prepayment date. Any payment made shall be applied first to interest and then to principal.

     5. Late Charge. If any payment of principal or interest under this Note shall not be made within ten (10) calendar days after the issuance of written notice that such payment is due (the "Grace Period"), a late charge of five percent (5%) of the overdue amount will be charged by Payee. Such late charge is in addition to the standard interest that shall continue to accrue during the Grace Period which additional interest shall be paid with the late charge. The late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs sustained and the frustration suffered by Payee due to the failure of Maker to make timely payments. Maker further agrees that proof of actual damages would be costly or inconvenient. Such late charge shall be immediately due and payable and shall be paid without prejudice to the right of Payee to collect any other amounts to be paid or to declare a default under this Note, or from exercising any of the other rights and remedies of Payee.

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     6.   Adjustment.

          (a) Adjustment. The principal amount of this Note shall be adjusted as follows:
               (1) In the event that the aggregate Gross Profit (as defined below) for the Contingent Period (as defined below) equals or exceeds the Bonus Threshold (as defined below), the principal amount of this Note shall be adjusted upward by an amount equal to fifty percent (50%) of such excess.

               (2) In the event that the aggregate Gross Profit for the Contingent Period is less than the Trigger Amount (as defined below), the principal balance of this Note shall be adjusted downward by an amount equal to such deficiency.

          (b) Mechanics of Adjustment. Following the determination of Gross Profit for the Contingent Period, the principal amount of this Note shall be adjusted upward or downward, as the case may be; provided, however,
(i) that any upward adjustment shall lengthen the term of this Note and not increase the amount of any installment otherwise becoming due after the Contingent Period; and (ii) that any downward adjustment shall shorten the term of this Note and not reduce the amount of any installment otherwise becoming due after the Contingent Period.

          (c) Definitions. As used in this Note, the following terms shall have the following meanings:

               (1) "Bonus Threshold" shall mean $3,018,750, which amount is 115% of the Target Amount.

               (2) "Contingent Period" shall mean the 18 month period immediately following the date of this Note.

               (3)   "Gross Profit" shall have the meaning set forth on
Schedule 7(b)(4)(B) attached to the Purchase Agreement.

               (4)   "Target Amount" shall mean $2,625,000.

               (5) "Trigger Amount" shall mean $2,231,250, which amount is 85% of the Target Amount.

          (d) Examples. The following examples are designed to be illustrative of this provision, and shall not be interpreted as a limitation:

               (1) If Gross Profit for the Contingent Period is $4,000,000, then the Contingent Note will be adjusted upward by $490,625 (50% of the difference between $4,000,000 and the Bonus Threshold of $3,018,750.

               (2) If Gross Profit for the Contingent Period is $3,000,000, then the Contingent Note will not be adjusted upward or downward ($3,000,000 does not exceed the Bonus Threshold nor is it less than the Trigger Amount).


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               (3)   If Gross Profit for the Contingent Period is $2,000,000,
then the Contingent Note will be adjust downward by $231,250 (the difference between $2,000,000 and the Trigger Amount of $2,231,250).

     7. Security. Maker's obligations hereunder are secured by that certain Security Agreement of even date herewith by and between Maker and Payee (the "Security Agreement").

     8. Right of Offset. Maker expressly reserves against Payee the right to offset against any amount due and payable under this Note an amount equal to the Damages (as defined in Section 13(b) of the Purchase Agreement) sustained by Maker or ATS for which Maker or ATS is entitled to be indemnified in accordance with Section 13(b) of the Purchase Agreement.

     9. Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. Maker fails to make a payment within the Grace Period of any payment of any amount payable under this Note.

          (b) Cross-Default. Maker has materially breached or an Event of Default has occurred under the Security Agreement, that certain Management Agreement of even date herewith by and among Maker, Payee, and certain other parties, that certain Convertible Promissory Note of even date herewith, or that certain Secured Promissory Note of even date herewith.

          (c) Insolvency; Voluntary Proceedings. Maker (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing his inability to pay, his debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding (as defined below) with respect to himself; or (iii) takes any action to effectuate or authorize any of the foregoing. For the purposes of this Note, "Insolvency Proceeding" means, with respect to any person, (i) any case, action or proceeding with respect to such person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          (d) Involuntary Proceedings. (i) Any involuntary insolvency proceeding is commenced or filed against Maker or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Maker, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty
(60) calendar days after commencement, filing or levy; (ii) Maker admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Maker acquiesces in the appointment of a

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receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its property or business.

    10. Remedies. Upon the occurrence and during the continuance of an Event of Default, Payee shall exercise on behalf of itself all rights and remedies available to it under the Security Agreement and applicable law, shall retain all amounts previously paid by Maker as liquidated damages, and shall have no further rights or remedies against Maker with respect to the unpaid principal amount and accrued interest under the Note.

    11.   Miscellaneous.

          (a) Notice. Any notice required or permitted under this Note shall be given in writing and delivered as described herein. A notice shall be deemed effectively given as follows: (i) upon personal delivery; (ii) one
(1) business day after transmission by electronic means, provided such transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested. Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

          If to Maker:

               Optima Technologies, LLC
               c/o American TonerServ Corp.
               475 Aviation Blvd., Suite 100
               Santa Rosa, CA  95403
               Attn:  Daniel J. Brinker, President and CEO

          With a copy, which shall not constitute notice, to:

               Spaulding McCullough & Tansil LLP
               90 South E Street, Suite 200
               Santa Rosa, CA  95404
               Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan

          If to Payee:

               Optima Technologies, L.L.C.
               6041 Siesta Lane
               Port Richey, FL  34668
               Attn:  Steven R. Jensen





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          With a copy, which shall not constitute notice, to:

               Johnson, Pope, Bokor, Ruppel and Burns, LLP
               911 Chestnut Street
               Clearwater, FL 33756
               Attn:  Michael G. Little

          (b) Time of Essence. Time is of the essence with respect to the terms, covenants, and conditions contained herein.

          (c) Entire Agreement. This Note constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

          (d) Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby.
No delay in the exercise of any right or remedy under this Note shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Note on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

          (e) Assignment. This Note shall not be transferred or assigned, whether by operation of law or otherwise, without the prior written consent of the other party.

          (f) No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Note.

          (g) Headings. The titles and subtitles used in this Note are used for convenience only and shall not be considered in construing or interpreting this Note.

          (h) Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws rules of such state.

          (i) Venue. Jurisdiction and venue shall exclusively lie in the Sixth Judicial Circuit of the State of Florida, in and for Pinellas County, Florida, or in the United States District Court for the Middle District of Florida (Tampa Division), with respect to any legal proceedings arising from this Note.

          (j) Severability. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be

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ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

          (k)   Specific Performance.  Each party's obligation under this
Note is unique. If any party should default in such party's obligations under this Note, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate. The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.

                            [SIGNATURE PAGE FOLLOWS]





































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     IN WITNESS WHEREOF, Maker has executed this Contingent Promissory Note as of the date first set forth above.

                              MAKER:

                              OPTIMA TECHNOLOGIES, LLC,
                                a Delaware limited liability company


                              By:  AMERICAN TONERSERV CORP.,
                                   a Delaware corporation
                              Its: Managing Member


                              By: /s/ Daniel J. Brinker
                                  Daniel J. Brinker, President & CEO


     FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, AMERICAN TONERSERV CORP., a Delaware corporation, hereby guarantees the payment and performance of the indebtedness evidenced by the foregoing Secured Promissory Note in accordance with its terms, including any and all extensions, renewals, or modifications of said note and the indebtedness evidenced thereby.

Acknowledged and Agreed:

AMERICAN TONERSERV CORP.,
a Delaware corporation



By: /s/ Daniel J. Brinker
    Daniel J. Brinker, President & CEO




















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